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Exhibit 10.19B

WAIVER AND FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

        THIS WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Waiver and Amendment"), dated as of September 29, 2004, is entered into by and between SOUTHWEST WATER COMPANY, a Delaware corporation (the "Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association (the "Bank"), with reference to the following facts:

RECITALS

        A.    The Borrower and the Bank are parties to the Amended and Restated Credit Agreement, dated as of July 7, 2004 (the "Credit Agreement"), pursuant to which the Bank provided the Borrower with revolving loan, term loan and standby letter of credit facilities having total current commitments of $25,000,000. Such commitments were reduced from $35,000,000 to $25,000,000 with the Borrower's mandatory prepayment of the term loan from the proceeds of an offering of the Borrower's common stock on August 25, 2004.

        B.    The Borrower currently is in default under Section 7.01(c) of the Credit Agreement due to the Borrower's breach of the maximum Permitted Acquisitions covenant set forth in clause (ii) of Section 6.02(g) of the Credit Agreement by paying total cash consideration of greater than $5,000,000 for such Acquisitions in the current fiscal year of the Borrower (such default hereinafter is referred to as the "Existing Event of Default").

        C.    The Borrower has requested that the Bank waive the Existing Event of Default, amend the Credit Agreement to permit certain bond offerings by the Borrowers' Subsidiaries, NMUI and Suburban, and make certain other modifications to the Credit Agreement.

        D.    The Bank is willing to grant such accommodations to the Borrower as set forth below.

        NOW, THEREFORE, the parties hereby agree as follows:

        1.    Defined Terms.    Any and all initially-capitalized terms used in this Waiver and Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings assigned thereto in the Credit Agreement.

        2.    Waiver of Existing Event of Default.    The Bank hereby waives the Existing Event of Default. Such waiver by the Bank shall constitute a one-time waiver of only the Existing Event of Default and shall not constitute a waiver of any breach of clause (ii) of Section 6.02(g) of the Credit Agreement on any other occasion.

        3.    Amendment to Term Loan Repayment Provisions.

          A.    Amendment to Mandatory Repayment Provision.    Section 2.03 of the Credit Agreement is hereby amended to read in full as follows:

            "SECTION 2.03    Mandatory Repayment.    The aggregate principal amount of the Revolving Loans outstanding on the Maturity Date, together with accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date. The entire principal balance of the Term Loan, together with accrued and unpaid interest thereon, shall be due and payable in full upon the funding of the anticipated bond offering by NMUI. If at any time the aggregate outstanding Revolving Loans exceed the Revolving Commitment then in effect, the Borrower shall immediately repay the excess to the Bank without penalty or premium."

          B.    Deletion of Securities Offerings Provision.    Section 6.01(i) of the Credit Agreement is hereby deleted in its entirety.

        4.    Amendment to Permitted Acquisitions Covenant.    Clause (ii) of Section 6.02(g) of the Credit Agreement is hereby amended to read in full as follows:

          "(ii)    make Permitted Acquisitions (including the Tecon Acquisition), provided that the aggregate consideration (whether consisting of cash, stock, convertible debentures, the assumption of debt or other consideration) paid or payable by the Borrower and its Subsidiaries in connection with all Permitted Acquisitions consummated in any fiscal year of the Borrower shall not exceed $10,000,000 (excluding the cost of the Tecon Acquisition)."

        5.    Amendment to Liens Covenant; Allowance of Liens to Secure NMUI and Suburban Bonds.    Section 6.02(d) of the Credit Agreement is hereby amended and supplemented by: (a) deleting the reference to the word "and" appearing after clause (viii); (b) adding a semicolon followed by the word "and" at the end of clause (ix); and (c) adding a new clause (x) therein as follows:

          "(x)    Liens securing the bonds issued by NMUI and Suburban in accordance with Section 6.02(e)(ix)."

        6.    Amendment to Debt Covenant; Allowance of NMUI and Suburban Bonds.    Section 6.02(e) of the Credit Agreement is hereby amended and supplemented by: (a) deleting the reference to "and" appearing at the end of clause (vii); (b) deleting the reference to "(vi)" appearing on the penultimate line thereof and substituting therefor a reference to "(viii)", and (c) adding a new clause (ix) therein as follows:

          "(ix)    secured bonds in an aggregate face amount of not more than $15,000,000 issued by Suburban on or about October 15, 2004 and secured bonds in an aggregate face amount of not more than $12,000,000 issued by NMUI no later than December 31, 2004."

        7.    Temporary Increase in Basket for Unsecured Senior Funded Bank Debt.    Section 6.02(e) of the Credit Agreement is hereby amended such that clause (vii) thereof shall read in full as follows:

          "(vii)    unsecured senior funded bank debt of the Borrower and its Subsidiaries (including, without limitation, unsecured senior funded bank debt incurred pursuant to the Loan Documents and the BofA Loan Documents, and excluding the undrawn face amount of the Capistrano Letter of Credit) in an aggregate outstanding principal amount at any time not to exceed (A) $44,000,000 from September 29, 2004 through October 31, 2004 or (B) $40,000,000 on and after November 1, 2004; provided that the only unsecured senior funded debt of the Subsidiaries which may be outstanding shall be (i) unsecured bank indebtedness of NMUI in an aggregate principal amount not to exceed at any one time $4,000,000 and (ii) other unsecured senior funded debt in a principal amount not to exceed $500,000 outstanding at any time in the aggregate for all Subsidiaries, and"

        8.    Conditions Precedent.    The effectiveness of this Waiver and Amendment shall be subject to the prior satisfaction of each of the following conditions:

          (a)    Execution and Delivery of this Waiver and Amendment.    The Bank shall have received this Waiver and Amendment, duly executed by the Borrower;

          (b)    Execution and Delivery of Waiver and Amendment to BofA Loan Documents.    The Bank shall have received a waiver and amendment to the BofA Loan Documents, duly executed by the Borrower and Bank of America and in form and substance reasonably satisfactory to the Bank; and

          (c)    Execution of Acknowledgement by BofA Regarding Intercreditor Agreement.    Bank of America shall have duly executed the Acknowledgment Regarding Intercreditor Agreement attached to this Waiver and Amendment.

        9.    Governing Law.    The validity of this Waiver and Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of California.

        10.    Counterparts.    This Waiver and Amendment may be executed in multiple counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument.

        11.    Otherwise Not Affected.    In the event of any conflict or inconsistency between the Credit Agreement and the provisions of this Waiver and Amendment, the provisions of this Waiver and Amendment shall govern. Except to the extent set forth herein, the Credit Agreement shall remain unaltered and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment by their respective duly authorized officers as of the date first above written.

The Borrower:
SOUTHWEST WATER COMPANY, a Delaware corporation

By	/s/ RICHARD SHIELDS Richard Shields Chief Financial Officer

The Bank:
UNION BANK OF CALIFORNIA, N.A., a national banking association

By	/s/ GREGORY DUBNANSKY Gregory Dubnansky Vice President

ACKNOWLEDGMENT REGARDING INTERCREDITOR AND PLEDGE AGREEMENTS

        The undersigned, in its capacity as a party to each of (i) the Intercreditor Agreement, dated as of July 14, 2004, by and among the undersigned, Union Bank of California, N.A. and Union Bank of California, N.A. as Collateral Agent (the "Intercreditor Agreement"), and (ii) the Pledge and Collateral Agency Agreement, dated as of July 14, 2004, by and among Southwest Water Company, the undersigned, Union Bank of California, N.A. and Union Bank of California, N.A., as Collateral Agent (the "Pledge Agreement"), hereby acknowledges and consents to the waivers and modifications to the Credit Agreement contained in the attached Waiver and Amendment and agrees that both the Intercreditor Agreement and the Pledge Agreement shall remain in full force and effect notwithstanding the Waiver and Amendment.

BANK OF AMERICA, N.A.

By:	/s/ ANNA C. RUIZ Anna C. Ruiz Vice President

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WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT